UNITED STATES DISTRICT COURT

FOR THE MIDDLE DISTRICT OF PENNSYLVANIA

HARRISBURG DIVISION

PL Capital, LLC, et al. Plaintiffs, v. Joel Zullinger, et al. Defendants, and Orrstown Financial Services, Inc., Nominal Party.	: : : : : : : : : : : : :	Civil Action No. 1:13-cv-47 (Judge Conner)

CONFIDENTIAL SETTLEMENT AND GENERAL RELEASE AGREEMENT

This Confidential Settlement and General Release Agreement (“Agreement”) is entered into this 31st day of January, 2013, among plaintiffs PL Capital, LLC; PL Capital Advisors, LLC; Goodbody/PL Capital, LLC; Financial Edge Fund, L.P.; Financial Edge-Strategic Fund, L.P.; Goodbody/PL Capital, L.P.; PL Capital/Focused Fund, L.P.; Richard J. Lashley; and John W. Palmer (collectively, “Plaintiffs”), and defendants Joel Zullinger, Thomas Quinn, Jeffrey Coy, Anthony Ceddia, Mark Keller, Andrea Pugh, Gregory Rosenberry, Glenn Snoke, Floyd Stoner, and John Ward (collectively, “Defendants”), and Nominal Party Orrstown Financial Services, Inc. (“Orrstown”).  Plaintiffs, Defendants, and Orrstown are referred to herein collectively as the “Parties.”

WHEREAS, the Parties are involved in a lawsuit in the United States District Court for the Middle District of Pennsylvania, Harrisburg Division, titled PL Capital, LLC, et al. v. Joel Zullinger, et al., Civil Action No: 1:13-cv-47 (the “Litigation”); and

WHEREAS, the Parties have agreed to amicably resolve their disputes and differences in connection with the Litigation;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

1. Plaintiffs agree to the following conditions:

a. Plaintiffs agree that they shall direct their attorneys to take such steps as are necessary to effectuate the dismissal of the Litigation with prejudice within five (5) business days of the date of execution of this Agreement.

b. Plaintiffs will withdraw their nomination of Richard J. Lashley for membership on the Board of Directors of Orrstown (the “Board”) for the upcoming April 30, 2013 annual meeting of shareholders (the “2013 Annual Meeting”).

c. Plaintiffs will not nominate any other candidate for membership on the Board for the upcoming 2013 Annual Meeting.

d.  Plaintiffs will not wage any proxy contest at the upcoming 2013 Annual Meeting.

e. Plaintiffs will not make any shareholder proposals at the upcoming 2013 Annual Meeting.

f. Plaintiffs agree that at no time up to and through the last day of the 2013 Annual Meeting will they contact or otherwise advise any other shareholders of

Orrstown regarding any shareholder proposals, proxy contests, and/or any nominees for the Board for the upcoming 2013 Annual Meeting.

g. Plaintiffs agree that at no time up to and through the last day of the 2013 Annual Meeting will they in any way say or acknowledge or otherwise comment to any third-party, directly or indirectly, including but not limited to any other shareholders of Orrstown, regarding any allegations of any improper conduct by the Defendants or Orrstown as alleged in the Complaint in the Litigation.

h. Plaintiffs further agree that at no time up to and through the last day of the 2013 Annual Meeting will they make any statements or allegations intended to disparage the Defendants, the Board and/or Orrstown to any third-party, directly or indirectly, including but not limited to any other shareholders of Orrstown.

i. Plaintiffs will advise Defendants within ten (10) days of the filing of Orrstown’s 2013 Third Quarter Form 10-Q whether they will nominate a candidate to run for a seat on Orrstown’s Board at the 2014 annual meeting of shareholders of Orrstown, to be held in April of 2014 (the “2014 Annual Meeting”).  If Plaintiffs do not in fact nominate a candidate to run for a seat on Orrstown’s Board in 2014 within ten (10) days of the filing of Orrstown’s 2013 Third Quarter Form 10-Q, then Plaintiffs agree to the following:

(1) Plaintiffs will not nominate any candidate for membership on the Board for the 2014 Annual Meeting.

(2)  Plaintiffs will not wage any proxy contest at the 2014 Annual Meeting.

(3) Plaintiffs will not make any shareholder proposals at the 2014 Annual Meeting.

(4) Plaintiffs agree that at no time up to and through the last day of the 2014 Annual Meeting will they contact or otherwise advise any other shareholders of

Orrstown regarding any shareholder proposals, proxy contests, and/or any nominees for the Board for the 2014 Annual Meeting.

(5) Plaintiffs agree that at no time up to and through the last day of the 2014 Annual Meeting will they in any way say or acknowledge or otherwise comment to any third-party, directly or indirectly, including but not limited to any other shareholders of Orrstown, regarding any allegations of any improper conduct by the Defendants or Orrstown as alleged in the Complaint in the Litigation.

(6) Plaintiffs further agree that at no time up to and through the last day of the 2014 Annual Meeting will they make any statements or allegations intended to disparage the Defendants, the Board and/or Orrstown to any third-party, directly or indirectly, including but not limited to any other shareholders of Orrstown.

2. Defendants and Orrstown agree to the following conditions:

a. Defendants will rescind the following two director eligibility requirement by-laws:  By-Law Section 3-12 (residency requirement) and By-Law Section 3-14 (no other bank management official requirement).

b. Defendants agree that from the date of this Agreement through the last day of the 2014 Annual Meeting, they will not implement any changes to Orrstown’s Articles of Incorporation or By-Laws that would prevent Plaintiffs from nominating a candidate of their choosing to run for a seat on the Board at the 2014 Annual Meeting, and if elected, from serving on the Board.

c. Orrstown and Defendants represent to Plaintiffs that the By-Laws of Orrstown Bank (the “Bank”) do not currently contain any director eligibility requirements similar in wording or effect to By-Law Section 3-12 or By-Law Section 3-14 of Orrstown’s By-Laws as amended in November 2012, and Orrstown and the Defendants agree that from the date of this Agreement through the last day of the 2014 Annual Meeting, they will not add any director eligibility requirements to the Bank’s By-Laws that would preclude a candidate of Plaintiffs’ choosing who won election to the Orrstown Board from serving on the Bank’s Board of Directors.

d. If within ten (10) days of the filing of Orrstown’s 2013 Third Quarter Form 10-Q, Plaintiffs declare that they will not nominate a candidate to run for a seat on Orrstown’s Board in 2014, then Defendants agree that from the last day of the 2014 Annual Meeting through the last day of the 2015 annual meeting of shareholders of Orrstown  (the “2015 Annual Meeting”), they will not implement any changes to Orrstown’s Articles of Incorporation or By-Laws that would prevent Plaintiffs from nominating a candidate of their choosing to run for a seat on the Board at the 2015 Annual Meeting, and if elected, from serving on the Board..

e. In the event that Plaintiffs do not nominate any candidate for membership on the Board for the 2014 Annual Meeting, then Orrstown and Defendants agree that from the last day of the 2014 Annual Meeting through the last day of the 2015 Annual Meeting, they will not add any director eligibility requirements to the Bank’s By-Laws that would preclude a candidate of Plaintiffs’ choosing who won election to the Orrstown Board from serving on the Bank’s Board of Directors.

f. Orrstown agrees to pay Plaintiffs’ reasonable legal fees and expenses incurred in this Litigation to date, which amount shall not exceed $125,000.00 in total; Plaintiffs will provide redacted invoices demonstrating the amount of legal fees and expenses incurred; Orrstown agrees to pay these legal fees and expenses, up to $125,000.00, within five (5) business days of receipt thereof.

3. No Admission.  By entering into this Agreement, the Parties do not intend to make, nor shall they be deemed to have made, any admission of any kind. This

Agreement is the product of informed negotiations and compromises of previously stated legal positions.  Nothing contained in this Agreement shall be construed as an admission by any Party as to the merit or lack of merit of any particular theory relating to the disputes among the Parties.

4. Mutual Release.  Subject to the terms and conditions of this Agreement, and for and in consideration of the promises and covenants contained herein, Plaintiffs, Defendants, and Orrstown all remise, release, acquit, and forever discharge each other, their successors, predecessors, employees, agents, directors, officers, administrators, insurers, assigns and assignees, any agent acting or purporting to act for or on their behalf, and/or any and all other persons who could claim through them, jointly and severally, all and singularly, of and from all manner of actions and causes of action, suits, debts, accounts, bonds, covenants, contracts, agreements, judgments, liabilities, claims and demands of whatsoever kind, in law or in equity, known or unknown, foreseen or unforeseen, that any Party ever had, now has, or shall or may have against any other Party relating to the claims raised by Plaintiffs in the Litigation, or to the subject matter of the Litigation, based on any facts, occurrences, or omissions arising or existing at any time from the beginning of the world until the effective date of this Agreement.

5. Confidentiality.  The Parties agree that they and their agents will not, at any time, directly or indirectly, except as expressly authorized in writing by the other Parties, publicize, divulge or disclose to any person or entity the terms of this Agreement, except that any Party may disclose the Agreement: (1) to their attorneys, auditors, accountants, financial advisors or tax return preparers, but only to the extent necessary to receive professional or business advice and to preserve their rights hereunder and under the

Agreement, and then only if such persons are expressly made aware of this confidentiality provision and agree to be bound hereby, or are obligated by law or professional ethical standards to maintain the confidentiality of such information; (2) to governmental agencies making proper inquiry thereof, including but not limited to the Federal Reserve, the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking; (3) pursuant to court order; or (4) in connection with any litigation or other dispute resolution pertaining to this Agreement.  Notwithstanding the provisions of this paragraph, the Parties are free to make filings with the United States Securities and Exchange Commission (“SEC”) regarding the settlement, and attach a copy of this Agreement, and also to issue a press release regarding the settlement, provided further that the other Parties are provided a copy of the SEC filing and/or press release for their review and approval, the approval of which will not be unreasonably withheld.

6. Injunctive Relief.  The Parties acknowledge and agree in the event that any Party breaches any provision of this Agreement, the non-breaching Party shall be entitled to apply for and receive an injunction to restrain any violation of this Agreement.

7. Advice of Counsel/Reading of the Agreement. The persons signing this Agreement on behalf of the Parties have read the Agreement and fully understand its terms, contents, conditions and effect, and the Parties voluntarily and knowingly agree to the terms of this Agreement.  Further, the Parties acknowledge that they have consulted with the counsel of their choice as to the advisability of entering this Agreement, and have done so knowingly, voluntarily and definitively before entering into the Agreement.

8. Ambiguities.  The Parties and/or counsel for all Parties have reviewed and negotiated this Agreement and accordingly the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

9. Successors and assigns.  This Agreement shall be binding on, and inure to the benefit of the successors and assigns of the Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the Parties hereto or their respective successors and assigns, any rights or benefits under or by reason of this Agreement. This Agreement shall not be assignable by any Party hereto without the written prior consent of the other Parties.

10. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Pennsylvania without regard to conflict of law provisions.

11. Severability.  In the event that any one or more of the provisions contained in this Agreement shall be declared in a legal forum to be invalid, illegal, ineffective or unenforceable in any respect, such invalidity, illegality, ineffectiveness or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect, and be valid and binding upon the Parties.

12. Counterparts.  This Agreement may be executed in several counterparts, each of which shall be considered to be an original copy of this Agreement.

13. Entire Agreement.  This Agreement represents and contains the entire agreement of the Parties in respect to the subject matter of this Agreement and supersedes any and all prior and contemporaneous negotiations, understandings, representations, inducements, promises, warranties, agreements, and conditions among the Parties regarding the subject matter.  No agreement, understanding, representation, inducement, promise, warranty, or condition of any kind with respect to the subject matter of this Agreement shall be relied upon by any Party unless expressly incorporated herein.  No part of this Agreement may be modified, altered or changed by any Party except by a writing signed by all of the Parties.

14. Authority to Sign.  The Parties represent that they have no legal impediments to fully and completely settle all claims and to sign this Agreement.  The Parties warrant that they are the sole owner of all claims they have released in this Agreement and that they have not assigned or transferred any such claim (or any interest in any such claim) to any other person.

IN WITNESS WHEREOF, the Parties have executed this Confidential Settlement Agreement and General Release.

/s/ Phillip M. Goldberg
BY:        Phillip M. Goldberg, Esquire
on behalf of Plaintiffs
PL Capital, LLC; PL Capital Advisors, LLC; Goodbody/PL Capital, LLC; Financial Edge Fund, L.P.; Financial Edge-Strategic Fund, L.P.; Goodbody/PL Capital, L.P.; PL Capital/Focused Fund, L.P.; Richard J. Lashley; and John W. Palmer

Dated:  January 31, 2013

/s/ David J. Creagan
BY:        David J. Creagan, Esquire
on behalf of Defendants
Joel Zullinger, Thomas Quinn, Jeffrey Coy, Anthony Ceddia, Mark Keller, Andrea Pugh, Gregory Rosenberry, Glenn Snoke, Floyd Stoner, and John Ward,
and
Nominal Party Orrstown Financial
Services, Inc.

Dated:  January 31, 2013